                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           --------------------------

                           GENESISINTERMEDIA.COM, INC.
               (Exact name of Registrant as Specified in its Charter)

                           --------------------------

            DELAWARE                                      95-4710370
(State of Incorporation or organization)       (IRS Employer Identification No.)

      13063 VENTURA BOULEVARD,
       STUDIO CITY, CALIFORNIA                            91604-2238
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of securities
securities pursuant to                    pursuant to Section 12(g) of the
Section 12(b) of the Exchange             Exchange Act and is effective pursuant
Act and is effective pursuant             to General Instruction A.(d), please
to General Instruction  A.(c),            check the following box  / /.
please check the following box / /.

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES: 333-66281


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


     Title of Each Class                  Name of Each Exchange on Which
     to be so Registered                  Each Class is to be Registered
     -------------------                  ------------------------------
      Common Stock, par value $.001        Pacific Exchange, Inc.


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

           None

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     COMMON STOCK. The description of the common stock, par value $.001 (the "Common Stock"), of GenesisIntermedia.com, Inc., a Delaware corporation (the "Registrant") is incorporated herein by reference to the information presented under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 (the "Form SB-2"), Registration No. 333-66281, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). In the event the Registrant subsequently files a prospectus pursuant to Rule 424(b) under the Securities Act with the Commission, the description of the Common Stock of the Registrant shall be deemed to be incorporated by reference to the information presented under the caption "Description of Capital Stock" in such prospectus and not be deemed to be incorporated by reference to the Form SB-2.

     Such summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Registrant's Certificate of Incorporation and the certificates representing the Registrant's Common Stock, which are exhibits to the Form SB-2 and are incorporated herein by reference.

ITEM 2. EXHIBITS


Exhibit
Number               Description
-------              -----------

(1)       Certificate of Incorporation of the Registrant.(*) [3.3]

(2)       Bylaws of the Registrant.(*) [3.5]

(3)       Certificate of Amendment of Certificate of
          Incorporation of Genesis Delaware filed with the Delaware Secretary of State on December 3, 1998.(*) [3.6]


(4)       Specimen Certificate of Common Stock.(*) [4.1]



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          (*) Incorporated by reference to the exhibit number referred to in brackets filed with the Form SB-2 (File No. 333-66281).


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GENESISINTERMEDIA.COM, a Delaware
                                       corporation
                                                (Registrant)



Date: May 19, 1999                     By: /s/ RAMY EL-BATRAWI
                                          ----------------------
                                               Ramy El-Batrawi
                                               Chief Executive Officer


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                                 EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------
  (1)           Certificate of Incorporation of the Registrant * [3.3]


  (2)           Bylaws of the Registrant * [3.5]


  (3)           Certificate of Amendment of Certificate of
                Incorporation of Genesis Delaware filed with the Delaware Secretary of State on December 3, 1998 * [3.6]


  (4)           Specimen Certificate of Common Stock * [4.1]

-----------------
          (*) Incorporated by reference to the exhibit number referred to in brackets filed with the Form SB-2 (File No. 333-66281).